Exhibit 10.1

EXECUTION COPY

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

KONARED CORPORATION

Senior Convertible Note

Issuance Date: January 28, 2014

FOR VALUE RECEIVED, KonaRed Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of VDF FutureCeuticals, Inc., an Illinois corporation, or registered and permitted assigns (“Holder”), the Principal (as defined below) when due, whether on the Maturity Date (as defined below) or otherwise (in each case in accordance with the terms hereof), and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether on the Maturity Date or otherwise (in each case in accordance with the terms hereof).  To the extent not defined in the relevant provisions of this Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”), certain capitalized terms used in this Note are defined in Section 25.

(1)           MATURITY; VOLUNTARY PREPAYMENTS.

(a)           Maturity Date.  On the Maturity Date, the Company shall pay to the Holder (the “Maturity Date Payment”) (i) an amount payable in cash representing all outstanding Principal at such time, (ii) an amount payable in cash representing accrued and unpaid Interest and (iii) an amount payable in cash representing all accrued and unpaid Late Charges, if any.  The “Maturity Date” shall be the earlier to occur of (x) December 31, 2018, (y) the acceleration of this Note pursuant to Section 4 and (z) the Termination Date.

(b)           Voluntary Prepayments.  Subject to the limitations set forth in Section 3(a), the Company shall have the right at any time and from time to time to prepay in cash by wire transfer any outstanding Principal in whole or in part, subject to prior notice in accordance with the provisions of this Section 1(b).  The Company shall notify the Holder by written notice of any prepayment hereunder not later than three (3) Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the amount of Principal to be prepaid.  Prepayments of any Principal shall be accompanied by any accrued and unpaid Interest and Late Charges in respect of such Principal at such time.

(2)           INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year based on actual days elapsed and shall be payable in arrears on each December 31 during the period beginning on the Issuance Date and ending on, and including, the Termination Date and on the Termination Date (each, an “Interest Date”) with the first Interest Date being December 31, 2014.  Interest shall be payable on each Interest Date in cash by wire transfer; provided that, at the election of the Company and upon three (3) Business Days’ prior written notice by the Company to the Holder, any Interest may be added to the principal balance of this Note (any such Interest, “PIK Interest”) on the applicable Interest Date (each such date, a “PIK Date”) and such PIK Interest shall bear Interest from and after the relevant PIK Date at the Interest Rate and shall be payable on each Interest Date.  All amounts of accrued PIK Interest as of each PIK Date shall no longer be deemed to be accrued and unpaid Interest on the outstanding Principal, but shall be considered Principal until paid.  From and after the occurrence of an Event of Default, the Interest Rate shall be increased to twelve percent (12.00%) per annum.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTE.  At any time and at the option of the Holder, any Principal outstanding under this Note shall be convertible into shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right; Conversion Prepayment Right.  At any time, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock (a “Share Conversion”) in accordance with Sections 3(b) and 3(c).  The Company shall not issue any fraction of a share of Common Stock upon any Share Conversion.  If any Share Conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon conversion of any Conversion Amount; provided, that the Company shall not be responsible for the payment of any income taxes that may be incurred by the Holder as a result of such conversion.  Notwithstanding anything herein to the contrary, upon receipt by the Company of a Share Conversion Notice, the Company shall have the right (the “Conversion Prepayment Right”) to pay in cash the Conversion Amount specified in such Share Conversion Notice and, upon receipt by the Holder of such cash payment, such Share Conversion Notice shall automatically terminate and no Share Conversion shall result therefrom; provided that, unless the Company exercises the Conversion Prepayment Right in respect of any Share Conversion Notice within five (5) Business Days following receipt of such Share Conversion Notice, the Company shall be deemed to have waived the Conversion Prepayment Right in respect of such Share Conversion Notice and the relevant Share Conversion shall be consummated pursuant to this Section 3.

(b)           Conversion Rate For Share Conversion.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be the amount determined by dividing (x) such Conversion Amount by (y) the Conversion Price.

(i)           “Conversion Amount” means, at any time, the sum of (A) the outstanding Principal at such time, (B) accrued and unpaid Interest with respect to such Principal at such time and (C) accrued and unpaid Late Charges at such time with respect to such amount being converted.

(ii)          “Conversion Price” means, as of any Conversion Date or other date of determination, and subject to adjustment as provided herein, U.S.$0.65.

(c)           Mechanics of Conversion.

(i)           Share Conversion Notice.  To convert any Conversion Amount into shares of Common Stock on any Conversion Date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Chicago Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Share Conversion Notice”) to the Company’s chief executive officer and chief financial officer, with a copy by facsimile or email to:

KonaRed Corporation
2829 Ala Kalani Kaumaka St., Suite F-133
Koloa, HI 96756
Facsimile: (808) 442-9922
Attention: Shaun Roberts

With a copy to (which shall not constitute notice):

Clark Wilson LLP
900-885 West Georgia Street
Vancouver, BC V6C 3H1
Canada
Facsimile: (604) 687-6314
Attention: Bernard Pinsky

and (B) physically surrender the Note to the Company for cancellation in connection with such Share Conversion; provided that the Holder shall not be required to surrender the Note pursuant to this clause (c)(i)(B) if (x) such Share Conversion occurs prior to the Termination Date or (y) the Conversion Amount in respect of such Share Conversion does not include all outstanding Principal and accrued and unpaid Interest and Late Charges.

(ii)          Share Delivery. On or before the first Business Day following the date of receipt of a Share Conversion Notice in connection with a Share Conversion, the Company shall transmit by facsimile a confirmation of receipt of such Share Conversion Notice to the Holder and the Transfer Agent.  On or before the third Business Day following the later of (A) the date of receipt of a Share Conversion Notice and, if required pursuant to Section 3(c)(i)(B), the Company’s receipt of the Note from the Holder and (B) the expiration of any applicable waiting period under the HSR Act (the “Share Delivery Date”), the Company shall issue and deliver to such address of the Holder as is set forth in Section 20 or such other address as specified in the Share Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  The Person entitled to receive the shares of Common Stock issuable upon any Share Conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d)           If the expiration of any applicable waiting period under the HSR Act with respect to any Share Conversion shall not have occurred within sixty (60) days following the delivery of the Share Conversion Notice in respect of such Share Conversion, the Holder shall have the right to withdraw such Share Conversion Notice by delivery of written notice to the Company within five (5) Business Days after the expiration of such sixty (60) day period and, without waiving or limiting any other rights of the Holder hereunder (including the right to convert the Note pursuant to the terms hereof), such Share Conversion shall be deemed not to have occurred and the Note and the relevant Conversion Amount shall be deemed to remain outstanding.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)           the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(ii)          (x) the Company or any of its Subsidiaries shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Material Indebtedness and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (y) any other default or event under any agreement or instrument relating to any Material Indebtedness shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness or (z) any Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(iii)         any representation or warranty made by the Company in or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made or deemed to be made;

(iv)        (x) default by the Company in the due observance or performance of any covenant or agreement contained in this Note and such default shall continue for twenty (20) Business Days after written notice thereof to the Company by the Holder or (y) default by the Company in the due observance or performance of any covenant or agreement contained in any Transaction Agreement (other than this Note) after giving effect to any applicable grace periods;

(v)         the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official (a “Custodian”) for itself or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing;

(vi)        a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law (collectively, “Bankruptcy Law”) is filed by or against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against the Company or any of its Subsidiaries (but not instituted by the Company or any of its Subsidiaries), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for the Company or any of its Subsidiaries or any substantial part of its property) shall be granted or shall occur;

(vii)       a final, non-appealable judgment or series of judgments for the payment of money aggregating in excess of $100,000 is rendered against the Company or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay;

(viii)      any breach or failure in any respect to comply with Section 7 of this Note;

(ix)         any of the Governmental Approvals or any other consent or approval necessary for the continuing operation of the Company or any of its Subsidiaries shall cease to be in full force and effect;

(x)          for any reason any Transaction Agreement shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected or to have its intended priority, or any party thereto other than the Holder shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Transaction Agreement;

(xi)         an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $100,000;

(xii)        any portion of the Collateral (as defined in the Security Agreement) shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by the Security Agreement or shall be lost, stolen, damaged or destroyed and such loss, theft, damage or destruction is not covered materially by insurance;

(xiii)       for any reason, the Company or any of its Subsidiaries ceases to operate its business or ceases to own any of its Governmental Approvals necessary for the continuing conduct of its business; or

(xiv)      a Change in Control shall occur.

(b)           Rights Upon an Event of Default.

(i)           If an Event of Default has occurred and the Holder has provided written notice to the Company of such Event of Default, the unpaid principal of this Note shall bear interest at a rate of twelve percent (12.00%) per annum from the occurrence and during the continuance of such Event of Default.  Upon the occurrence of an Event of Default, except in the case of the events described in paragraphs (v) and (vi) above:  (X) the Holder may, by written notice to the Company, accelerate the maturity of this Note whereupon the entire amount of Principal, together with all accrued and unpaid Interest and Late Charges thereon and all other obligations of the Company hereunder, shall become due and payable immediately; provided, however, that with respect to an Event of Default described in paragraph (v) or (vi) above, this Note, and all such Principal, Interest, Late Charges and other obligations of the Company hereunder shall automatically become due and payable without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are expressly waived by the Company and (Y) the Holder may exercise all or any other remedies provided in the Security Agreement or any other Transaction Agreement or available at law or equity.

(ii)          Demand, presentment, protest and notices of nonpayment, protest, dishonor and acceptance are hereby waived by the Company.  The Company also waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of the Holder in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of the Holder or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Note or any other Transaction Agreement.  The Company waives the right, if any, to the benefit of, or to direct the application of, any Collateral.  The Company hereby acknowledges that the Holder has no obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from the Company.

(iii)         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Holder is hereby authorized at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Company (regardless of whether such balances are then due to the Company) and any other properties or assets any time held or owing by the Company to or for the credit or for the account of the Company against and on account of any of the Secured Obligations (as defined in the Security Agreement) then due.  The Company hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).

(5)           RIGHTS UPON CORPORATE EVENTS.  In addition to and not in substitution for any other rights hereunder (but not in duplication of any adjustment made pursuant to Section 6), prior to the consummation of any transaction pursuant to which all holders of outstanding shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon any Share Conversion, (i) in addition to the shares of Common Stock receivable upon such Share Conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the terms of conversion set forth in Section 3.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.  The provisions of this Section 5 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

(6)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of shares of Common Stock.  If at any time after the Issuance Date the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Applicable Price and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price times the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received (or deemed to be received) by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.  For purposes of determining the adjusted Conversion Price under this Section 6(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 6(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)          Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 6(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)         Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received.  In case any Option or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued for a consideration of $.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such securities (if then traded on a national securities exchange or over-the-counter market) on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, nationally recognized appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error.  The fees and expenses of such appraiser shall be borne by the party whose determination or fair value most differs from such appraiser’s determination.

(v)         Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of shares of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

(7)           RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company initially shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for the Note equal to the maximum number of shares of Common Stock into which the Conversion Amount of the Note would be convertible as of the first Interest Date if the Company failed to pay all Alternative Minimum Payments payable under the License Agreement during the period beginning on the Issuance Date and ending on such first Interest Date.  So long as the Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all amounts owing under this Note pursuant to Section 3 (the “Required Reserve Amount”).

(b)           Insufficient Authorized Shares.  If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of all amounts owing under this Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall take all necessary actions to obtain stockholder approval of an increase in the number of authorized shares of Common Stock.  In connection with a meeting of stockholders, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

(8)           VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to applicable laws of the State of Nevada, and as expressly provided in this Note.

(9)           RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a)           Rank.  No Indebtedness of the Company or its Subsidiaries shall rank senior to the payments due under this Note without the prior written consent of the Holder.

(b)           Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and (ii) Permitted Indebtedness.

(c)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including intellectual property, accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness except for payments of principal or interest required pursuant to Permitted Indebtedness described under clause (i) or (ii) of the definition of Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing.

(10)         COMPANY REPRESENTATIONS.  The Company represents and warrants to the Holder that:

(a)           Organization; Power; Subsidiaries.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Company, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  Except as set forth on Schedule 10 attached hereto, there are no outstanding commitments or other obligations of the Company to issue, and no Options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company.  As of the Issuance Date, the Company has no Subsidiaries.

(b)           Authorization; Enforceability.  This Note and the transactions contemplated hereby are within the Company’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)           Governmental Approvals; No Conflicts.  This Note and the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Transaction Agreements, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Transaction Agreements.

(d)           Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(11)         [INTENTIONALLY OMITTED].

(12)         CHANGE TO TERMS OF THE NOTE.  Any amendment, supplement or modification of or to any of the provisions of this Note shall be effective only if it is made in writing and signed by the Company and the Holder.

(13)         TRANSFER.  This Note may be offered, sold, assigned or transferred, in whole or in part, by the Holder without the consent of the Company.

(14)         REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred in accordance with Section 13, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(c)) to the Holder representing the outstanding Principal not being transferred.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(c)) representing the outstanding Principal.

(c)           Issuance of New Notes.  If the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal outstanding at such time (or in the case of a new Note being issued pursuant to Section 14(a), the Principal designated by the Holder, which shall not exceed the Principal outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall represent accrued Interest and Late Charges (if any) on the Principal and Interest of this Note, from the Issuance Date.

(15)         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Agreements at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(16)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS; EXPENSES.

(a)           If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the documented costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(b)           The Company shall pay all out-of-pocket expenses incurred by the Holder, including the fees, charges and disbursements of any counsel for the Holder, in connection with the enforcement or protection of its rights in connection with this Note and any other Transaction Agreement, including its rights under this Section, or in connection with the Principal evidenced hereby, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Principal and any other obligations in respect hereof.

(17)         SECURITY AGREEMENT. The payment of Principal, Interest, Late Charges and all other obligations of the Company hereunder is secured by a security interest in certain collateral of the Company as described in the Security Agreement.

(18)         CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(19)         FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20)         NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given as follows:

(i)           if to the Company, to it at KonaRed Corporation, P.O. Box 701, Kalaheo, Hawai’i 96741, Attention of Shaun Roberts (Telecopy No. (808) 442-9922; Email: shaun@konared.com); and

(ii)          if to the Holder, to it at VDF FutureCeuticals, Inc., 300 West Sixth Street, Momence, Illinois 60954, Attention of John M. Hunter (Telecopy No. (815) 352-1598).

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any pro rata subscription offer to holders of shares of Common Stock or (C) for determining rights to vote with respect to any transaction described in Section 5, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by the Holder to the Company in writing prior to such payment. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount of Principal which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve percent (12.00%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(21)         CANCELLATION.  After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note has been paid in full on the Termination Date, whether by payment of cash or upon the conversion of all such amounts outstanding under the Note as set forth in Section 3, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(22)         WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and any other Transaction Agreement.

(23)         GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(24)         INTEREST RATE LIMITATION.  Notwithstanding anything herein to the contrary, if at any time the Interest applicable to any Principal, together with all Late Charges and other amounts which are treated as Interest on such Principal under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Holder in accordance with applicable law, the rate of interest payable in respect of such Principal hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the Interest and Charges that would have been payable in respect of such Principal but were not payable as a result of the operation of this Section shall be cumulated and the Interest and Charges payable to the Holder in respect of other Principal or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with Interest thereon, shall have been received by the Holder.

(25)         CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “Average Closing Price” means the average closing price of the Common Stock on any national securities exchange or trading system or over-the-counter market on which the Common Stock is then principally traded during the ten (10) trading day period immediately prior to the date in question.

(b)           “Benefit Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(c)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and Carson City, Nevada are authorized or required by law to remain closed.

(d)           “Change in Control” means (a) any sale, transfer, lease or license of all or substantially all of the assets of the Company in a transaction or series of related transactions, (b) any merger, consolidation or reorganization that results in any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than Shaun Roberts and Dana Roberts or any trust set up solely for the benefit of Shaun Roberts or Dana Roberts and/or their descendents) owning in excess of 50% of the outstanding voting power of the Company, (c) any issuance or sale or series of issuances or sales of capital stock of the Company by the Company or any holder of such capital stock that results in any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than Shaun Roberts and Dana Roberts or any trust set up solely for the benefit of Shaun Roberts or Dana Roberts and/or their descendents) owning in excess of 50% of the outstanding voting power of the Company or (d) the voluntarily or involuntarily dissolution or liquidation of the Company or winding up of the Company’s affairs, or the taking by the Company of any action to effect any of the foregoing.

(e)           “Common Stock” has the meaning given such term in Section 3.

(f)           “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding Options or Convertible Securities, such number to be determined in the manner set forth in Section 6(a)(i) and 6(a)(ii), regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding (i) any shares of Common Stock owned or held by or for the account of the Company and (ii) solely for purposes of Section 6 and not for purposes of Section 3, shares of Common Stock issuable upon conversion of this Note.

(g)           “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

(h)           “Conversion Amount” has the meaning given such term in Section 3(b).

(i)            “Conversion Date” means any date on which all or any portion of this Note is converted in accordance with Section 3(a).

(j)            “Conversion Price” has the meaning given such term in Section 3(b).

(k)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(l)           “ERISA” mean the Employee Retirement Income Security Act of 1974, as amended from time to time, regulations promulgated thereunder and any successor thereto.

(m)          “ERISA Affiliate” means any entity (whether or not incorporated) that, together with the Company is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

(n)           “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” involving a Benefit Plan with respect to which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Tax Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of the Company or any Subsidiary of the Company.

(o)           “Event of Default” has the meaning given such term in Section 4(a).

(p)           “Governmental Approval” means any license, permit or certificate of public convenience and necessity issued or required to be issued to the Company or any of its Subsidiaries by any Governmental Authority.

(q)           “Governmental Authority” means any United States federal, state, local or other political subdivision thereof and any United States or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(r)            “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(s)           “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the

Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person under sale and leaseback transactions.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

(t)            “Interest Rate” means seven percent (7.00%) per annum, subject to adjustment pursuant to Section 2.

(u)           “Investor Rights Agreement” means the Investor Rights Agreement dated as of January 28, 2014 by and between the Company and the Holder.

(v)           “Late Charges” has the meaning given such term in Section 20(b).

(w)          “License Agreement” means the License Agreement dated as of January 28, 2014 by and between the Company and the Holder, pursuant to which the Company grants to the Holder the right to use the trademarked name “Coffeeberry”, provides use of the Holder’s human clinical science on Coffeeberry and grants a license to the Company to use the Holder’s patented process to extract any portion of the Coffeeberry for any use.

(x)           “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(y)           “Material Indebtedness” means Indebtedness (other than this Note) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000.

(z)           “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(aa)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(bb)        “Permitted Indebtedness” means (i) the Indebtedness set forth in Schedule 9(b) attached hereto, (ii) trade payables incurred in the ordinary course of business, (iii) other Indebtedness not exceeding $500,000 in the aggregate at any one time outstanding and (iv) any other Indebtedness consented in writing by the Holder.

(cc)         “Permitted Liens” means the following:

(i)           any Lien for taxes, fees, assessments or other governmental charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principals in the United States (“GAAP”);

(ii)          any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, other than any Lien imposed by ERISA;

(iii)         any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent and for which adequate reserves have been established in accordance with GAAP;

(iv)        Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition;  provided that (x) such Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (y) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (z) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(v)         Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

(vi)        leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole;

(vii)       Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(viii)      Liens securing the Company’s obligations under this Note;

(ix)         Liens arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security benefits or other like benefits incurred in the ordinary course of business other than any Lien imposed by ERISA;

(x)          Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds;

(xi)         statutory and common law rights of setoff and other Liens, similar rights and remedies arising as a matter of law encumbering deposits of cash, securities, commodities and other funds in favor of banks, financial institutions, other depository institutions, securities or commodities intermediaries or brokerage, and Liens of a collecting bank arising under Section 4-208 or 4-210 of the UCC in effect in the relevant jurisdiction or any similar law of any foreign jurisdiction on items in the course of collection; and

(xii)        Liens listed on Schedule 9(c) attached hereto.

(dd)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation (including a not-for-profit), a trust, an estate, an unincorporated organization, an association, any other entity and a government or any department or agency thereof.

(ee)         “PIK Date” has the meaning given such term in Section 2.

(ff)          “PIK Interest” has the meaning given such term in Section 2.

(gg)        “Principal” means, at any time, an amount equal to the sum of (i) the aggregate amount of accrued and unpaid Designated Alternative Minimum Payments (as defined in the License Agreement) at such time, plus (ii) the aggregate amount of PIK Interest at such time.

(hh)        “Registration Rights Agreement” means the Registration Rights Agreement dated January 28, 2014 by and between the Company and the Holder.

(ii)           “Security Agreement” means the Security Agreement dated as of the date hereto by and between the Company and the Holder.

(jj)           “Settlement Agreement” means the Settlement Agreement dated January 28, 2014 by and between the Company and the Holder.

(kk)         “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

(ll)           “Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(mm)       “Termination Date” means the date (1) the License Agreement is terminated pursuant to its terms and (2) all accrued and unpaid Principal, Interest, Late Charges and other obligations arising hereunder are paid in cash and/or converted into Common Stock of the Company pursuant to the terms hereof.

(nn)         “Transaction Agreements” means this Note, the Security Agreement, the Settlement Agreement, the License Agreement, the Investor Rights Agreement and the Registration Rights Agreement and all other agreements, documents and instruments delivered in connection therewith.  Any reference in this Note or any other Transaction Agreement to a Transaction Agreement shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Note or such Transaction Agreement as the same may be in effect at any and all times such reference becomes operative.

(oo)        “Transfer Agent” means American Stock Transfer & Trust Company.

(pp)        “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

(qq)        “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

KONARED CORPORATION

By:	“Shaun Roberts”
Name:
Title:

Signature Page to Senior Convertible Note

EXHIBIT A

KONARED CORPORATION
CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by KonaRed Corporation (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”), as of the date specified below.

Date of Conversion: ________________________________________________

Aggregate Conversion Amount to be converted:__________________________

Please confirm the following information:

Conversion Price:	_______________________________________________

Number of shares of Common Stock to be issued:	________________________

Please issue the shares of Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:	_______________________________________________________

_______________________________________________________

_______________________________________________________

Facsimile Number:	_______________________________________________

Authorization:	____________________________________________________

	By:	______________________________________________________

		Title:	________________________________________________

Dated:	______________________________________________________________

Account Number:	_____________________________________________

(if electronic book entry transfer)

Transaction Code Number:	______________________________________

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated  ___________ from the Company acknowledged and agreed to by _______________.

KONARED CORPORATION

By:
Name:
Title:

SCHEDULE 9(b)

INDEBTEDNESS

Nil

SCHEDULE 9(c)

LIENS

Nil

SCHEDULE 10

OPTIONS, WARRANTS, ETC.

Warrants

-	2,888,888 Warrants to an offshore entity at a price of US$0.65 on October 4, 2013 exercisable for a period of 5 years from the date of issuance

-	77,778 Warrants to an offshore entity at a price of US$0.65 on October 17, 2013 exercisable for a period of 5 years from the date of issuance

-	1,000,000 Warrants to an offshore entity at a price of US$0.65 on November 22, 2013 exercisable for a period of 5 years from the date of issuance

-	1,136,364 Warrants to US entity at a price of US$0.65 on January 28, 2014 exercisable for a period of 5 years from the date of issuance

-	681,818 Warrants to an offshore entity at a price of US$0.65 on January 28, 2013 exercisable for a period of 5 years from the date of issuance

Options

-
1,000,000 three-year options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement entered into on October 4, 2013

-
Bonus shares issuable to Mr. Roberts pursuant to an Executive Annual Compensation Plan attached as Exhibit A to the employment agreement entered into on October 4, 2013 (attached to current report on Form 8-K filed October 10, 2013).

-
1,000,000 five-year options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement dated October 4, 2013

-	250,000 ten-year options to purchase shares of our common stock, exercisable at a price of $0.70 per share issued to a consultant on November 25, 2013

-	1,000,000 ten-year options to purchase shares of our common stock, exercisable at a price of $0.74 per share issued to a director and officer on December 12, 2013

-	750,000 ten-year options to purchase shares of our common stock, exercisable at a price of $0.81 per share issued to a director on January 7, 2014